Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2024 Results

- Net income of $8.4 million and diluted earnings per share of $0.86, up 37% from $0.63 in the prior-year period -

- Year-over-year growth in customer accounts, originations, and revenue of 7%; revenue growth driven by 5% ending net receivables growth and 80 bps increase in total revenue yield -

- 30+ day contractual delinquency rate of 6.9% as of June 30, 2024 -

- Continued expense discipline with operating expense ratio of 13.8% -

Greenville, South Carolina – July 31, 2024 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the second quarter ended June 30, 2024.

“We are very pleased with our quarterly and year-to-date results,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “We delivered $8.4 million of net income in the second quarter, or $0.86 of diluted EPS. We grew our portfolio by $29 million sequentially to $1.8 billion in the quarter, up 5.0% from the prior year. Our interest and fee yield increased 110 basis points year-over-year from a combination of increased pricing, growth of our higher-margin small loan portfolio, and improved credit performance. Our larger portfolio and stronger yield combined to drive total revenue to $143 million in the second quarter, up 7% from last year. At the same time, we have maintained a tight grip on G&A expense while still investing in our growth and strategic initiatives. Together, these strong line item outcomes drove net income up 40% compared to the second quarter of last year.”

“Along with our strong first half results, we continue to carefully manage our portfolio’s credit quality and performance,” added Mr. Beck. “Our 30+ day delinquency rate remained stable at 6.9% at the end of the quarter, 20 basis points better sequentially. Our net credit loss rate improved 40 basis points from the prior year, as the front book continues to perform in line with our expectations and makes up a larger portion of our total portfolio. We grew our small loan portfolio by $61 million, or 14%, year-over-year, representing more than 70% of our total portfolio growth over the past year. Our portfolio of loans with greater than 36% APR grew from 14% to 17% of the total portfolio over that same time period. While these portfolios naturally come with higher delinquencies and credit losses, it is an excellent trade given the stronger margins and bottom-line returns that the portfolios generate.”

“We had a very successful first half of 2024, posting strong top- and bottom-line results despite the continued impacts of inflation on credit performance,” continued Mr. Beck. “We remain well-positioned to operate effectively through the current economic cycle. As we expect credit losses to improve in the second half of the year, we are excited to begin increasing our investment in our strategic initiatives and portfolio growth, including through the opening of ten new branch locations before year-end and continued expansion of our higher-margin and auto-secured loan portfolios. We look forward to continuing to deliver strong returns to our shareholders while also investing in the business in a way that will enable us to achieve additional, sustainable growth, improved credit performance, and greater productivity, operating efficiency, and leverage over the long-term.”

Second Quarter 2024 Highlights

•
Net income for the second quarter of 2024 was $8.4 million and diluted earnings per share was $0.86, up 37% from $0.63 in the prior-year period.

•
Net finance receivables as of June 30, 2024 were $1.8 billion, an increase of $84.8 million, or 5.0%, from the prior-year period.

- Large loan net finance receivables of $1.3 billion increased $28.0 million, or 2.3%, from the prior-year period and represented 71.4% of the total loan portfolio, compared to 73.3% in the prior-year period.

- Small loan net finance receivables of $505.6 million increased $61.1 million, or 13.7%, from the prior-year period and represented 28.5% of the total loan portfolio, compared to 26.3% in the prior-year period.

- Net finance receivables with annual percentage rates (APRs) above 36% increased to 17.2% of the portfolio from 13.9% in the prior-year period.

- Total loan originations were $426.1 million in the second quarter of 2024, an increase of $27.1 million, or 6.8%, from the prior-year period, due to controlled growth from credit-tightening actions.

•
Total revenue for the second quarter of 2024 was $143.0 million, an increase of $9.5 million, or 7.1%, from the prior-year period, primarily due to an increase in interest and fee income of $9.8 million related to higher average net finance receivables and 110 basis points of higher interest and fee yield compared to the prior-year period.

- The increase in interest and fee yield is attributable to increased pricing, growth of the higher-margin small loan portfolio, and improved credit performance.

- Total revenue yield increased 80 basis points year-over-year, 30 basis points lower than the increase in interest and fee yield due to lower insurance revenues.

•
Provision for credit losses for the second quarter of 2024 was $53.8 million, an increase of $1.3 million, or 2.4%, from the prior-year period, due to higher net credit losses from higher average net receivables ($0.6 million) and a lower provision release compared to the prior-year period ($0.7 million).

- Annualized net credit losses as a percentage of average net finance receivables for the second quarter of 2024 were 12.7%, a 40 basis point improvement compared to 13.1% in the prior-year period. The second quarter 2024 net credit loss rate is inclusive of a 20 basis point impact from growth of the higher-rate, small loan portfolio.

- The provision for credit losses for the second quarter of 2024 included a reserve reduction of $1.7 million primarily due to changes in estimated future macroeconomic impacts on credit losses, partially offset by portfolio growth during the quarter.

- Allowance for credit losses was $185.4 million as of June 30, 2024, or 10.5% of net finance receivables, a 20 basis point decrease sequentially from 10.7% due to improved portfolio credit quality and expectations for improving future macroeconomic conditions.

•
As of June 30, 2024, 30+ day contractual delinquencies totaled $122.7 million, or 6.9% of net finance receivables, a 20 basis point improvement sequentially and comparable to June 30, 2023. The second quarter 2024 delinquency rate is inclusive of a 10 basis point impact from growth of the higher-rate, small loan portfolio.

•
General and administrative expenses for the second quarter of 2024 were $60.1 million, an increase of $3.2 million from the prior-year period. The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the second quarter of 2024 was 13.8%. The prior-year period included an insurance settlement benefit, improving general and administrative expenses and the operating expense ratio in the prior-year period by $1.0 million and 20 basis points, respectively.

Third Quarter 2024 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the third quarter of 2024. The dividend will be paid on September 12, 2024 to shareholders of record as of the close of business on August 21, 2024. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of June 30, 2024, the company had net finance receivables of $1.8 billion and debt of $1.4 billion. The debt consisted of:

•
$145.7 million on the company’s $355 million senior revolving credit facility,
•
$21.4 million on the company’s aggregate $375 million revolving warehouse credit facilities, and
•
$1.2 billion through the company’s asset-backed securitizations.

As of June 30, 2024, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $564 million, or 77.3%, and the company had available liquidity of $149.4 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of June 30, 2024, the company’s fixed-rate debt as a percentage of total debt was 88%, with a weighted-average coupon of 4.2% and a weighted-average revolving duration of 1.2 years.

The company had a funded debt-to-equity ratio of 4.0 to 1.0 and a stockholders’ equity ratio of 19.3%, each as of June 30, 2024. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.2 to 1.0, as of June 30, 2024. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses;

any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	2Q 24	2Q 23	$	%	YTD 24	YTD 23	$	%
Revenue
Interest and fee income	$127,898	$118,083	$9,815	8.3%	$256,716	$238,490	$18,226	7.6%
Insurance income, net	10,507	11,203	(696)	(6.2)%	21,481	22,162	(681)	(3.1)%
Other income	4,620	4,198	422	10.1%	9,136	8,210	926	11.3%
Total revenue	143,025	133,484	9,541	7.1%	287,333	268,862	18,471	6.9%

Expenses
Provision for credit losses	53,802	52,551	(1,251)	(2.4)%	100,225	100,219	(6)	—

Personnel	37,097	36,419	(678)	(1.9)%	74,917	75,016	99	0.1%
Occupancy	6,149	6,158	9	0.1%	12,524	12,446	(78)	(0.6)%
Marketing	4,836	3,844	(992)	(25.8)%	9,151	7,223	(1,928)	(26.7)%
Other	12,054	10,475	(1,579)	(15.1)%	23,992	21,534	(2,458)	(11.4)%
Total general and administrative	60,136	56,896	(3,240)	(5.7)%	120,584	116,219	(4,365)	(3.8)%

Interest expense	17,865	16,224	(1,641)	(10.1)%	35,369	33,006	(2,363)	(7.2)%
Income before income taxes	11,222	7,813	3,409	43.6%	31,155	19,418	11,737	60.4%
Income taxes	2,777	1,790	(987)	(55.1)%	7,505	4,706	(2,799)	(59.5)%
Net income	$8,445	$6,023	$2,422	40.2%	$23,650	$14,712	$8,938	60.8%
Net income per common share:
Basic	$0.88	$0.64	$0.24	37.5%	$2.47	$1.57	$0.90	57.3%
Diluted	$0.86	$0.63	$0.23	36.5%	$2.41	$1.53	$0.88	57.5%
Weighted-average common shares outstanding:
Basic	9,613	9,399	(214)	(2.3)%	9,591	9,363	(228)	(2.4)%
Diluted	9,863	9,566	(297)	(3.1)%	9,805	9,595	(210)	(2.2)%
Return on average assets (annualized)	1.9%	1.4%			2.7%	1.7%
Return on average equity (annualized)	10.0%	7.6%			14.1%	9.3%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	2Q 24	2Q 23	$	%
Assets
Cash	$4,323	$10,330	$(6,007)	(58.2)%
Net finance receivables	1,773,743	1,688,937	84,806	5.0%
Unearned insurance premiums	(46,081)	(49,059)	2,978	6.1%
Allowance for credit losses	(185,400)	(181,400)	(4,000)	(2.2)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,542,262	1,458,478	83,784	5.7%
Restricted cash	138,891	131,132	7,759	5.9%
Lease assets	35,144	34,996	148	0.4%
Intangible assets	19,264	13,949	5,315	38.1%
Property and equipment	13,411	14,689	(1,278)	(8.7)%
Deferred tax assets, net	12,376	15,278	(2,902)	(19.0)%
Restricted available-for-sale investments	2,157	20,298	(18,141)	(89.4)%
Other assets	21,224	24,466	(3,242)	(13.3)%
Total assets	$1,789,052	$1,723,616	$65,436	3.8%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,378,449	$1,344,855	$33,594	2.5%
Unamortized debt issuance costs	(5,616)	(6,923)	1,307	18.9%
Net debt	1,372,833	1,337,932	34,901	2.6%
Lease liabilities	37,286	37,150	136	0.4%
Accounts payable and accrued expenses	34,030	27,032	6,998	25.9%
Total liabilities	1,444,149	1,402,114	42,035	3.0%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 14,962 shares issued and 10,156 shares outstanding at June 30, 2024 and 14,636 shares issued and 9,829 shares outstanding at June 30, 2023)	1,496	1,464	32	2.2%
Additional paid-in capital	126,373	116,202	10,171	8.8%
Retained earnings	367,216	354,346	12,870	3.6%
Accumulated other comprehensive loss	(39)	(367)	328	89.4%
Treasury stock (4,807 shares at June 30, 2024 and June 30, 2023)	(150,143)	(150,143)	—	—
Total stockholders’ equity	344,903	321,502	23,401	7.3%
Total liabilities and stockholders’ equity	$1,789,052	$1,723,616	$65,436	3.8%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables
	2Q 24	1Q 24	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 23	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,266,032	$1,250,647	$15,385	1.2%	$1,238,031	$28,001	2.3%
Small loans	505,640	490,830	14,810	3.0%	444,590	61,050	13.7%
Retail loans	2,071	2,809	(738)	(26.3)%	6,316	(4,245)	(67.2)%
Total net finance receivables	$1,773,743	$1,744,286	$29,457	1.7%	$1,688,937	$84,806	5.0%
Number of branches at period end	343	343	—	—	347	(4)	(1.2)%
Net finance receivables per branch	$5,171	$5,085	$86	1.7%	$4,867	$304	6.2%

	Averages and Yields
	2Q 24		1Q 24		2Q 23
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Large loans	$1,255,729	26.1%	$1,263,491	26.0%	$1,223,339	26.0%
Small loans	490,615	37.3%	491,911	37.8%	443,601	34.5%
Retail loans	2,433	16.6%	3,341	15.8%	7,191	16.6%
Total interest and fee yield	$1,748,777	29.3%	$1,758,743	29.3%	$1,674,131	28.2%
Total revenue yield	$1,748,777	32.7%	$1,758,743	32.8%	$1,674,131	31.9%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	2Q 24 Compared to 2Q 23
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$2,105	$380	$10	$2,495
Small loans	4,057	3,129	331	7,517
Retail loans	(197)	1	(1)	(197)
Product mix	(700)	846	(146)	—
Total increase in interest and fee income	$5,265	$4,356	$194	$9,815

	Loans Originated (1)
	2Q 24	1Q 24	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 23	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$254,779	$185,074	$69,705	37.7%	$249,514	$5,265	2.1%
Small loans	171,282	141,281	30,001	21.2%	149,460	21,822	14.6%
Total loans originated	$426,061	$326,355	$99,706	30.6%	$398,974	$27,087	6.8%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	2Q 24	1Q 24	2Q 23
Net credit losses	$55,502	$46,723	$54,951
Percentage of average net finance receivables (annualized)	12.7%	10.6%	13.1%
Provision for credit losses	$53,802	$46,423	$52,551
Percentage of average net finance receivables (annualized)	12.3%	10.6%	12.6%
Percentage of total revenue	37.6%	32.2%	39.4%
General and administrative expenses	$60,136	$60,448	$56,896
Percentage of average net finance receivables (annualized)	13.8%	13.7%	13.6%
Percentage of total revenue	42.0%	41.9%	42.6%
Same store results (1):
Net finance receivables at period-end	$1,759,075	$1,733,237	$1,636,131
Net finance receivable growth rate	4.5%	3.4%	7.2%
Number of branches in calculation	338	340	329

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency
	2Q 24		1Q 24		2Q 23
Allowance for credit losses	$185,400	10.5%	$187,100	10.7%	$181,400	10.7%
Current	1,497,219	84.4%	1,489,510	85.4%	1,433,787	84.9%
1 to 29 days past due	153,788	8.7%	130,578	7.5%	138,810	8.2%
Delinquent accounts:
30 to 59 days	34,924	1.9%	30,020	1.7%	33,676	2.0%
60 to 89 days	27,689	1.6%	25,409	1.5%	24,931	1.5%
90 to 119 days	21,607	1.2%	23,460	1.3%	20,041	1.1%
120 to 149 days	19,333	1.1%	22,163	1.3%	18,087	1.1%
150 to 179 days	19,183	1.1%	23,146	1.3%	19,605	1.2%
Total contractual delinquency	$122,736	6.9%	$124,198	7.1%	$116,340	6.9%
Total net finance receivables	$1,773,743	100.0%	$1,744,286	100.0%	$1,688,937	100.0%
1 day and over past due	$276,524	15.6%	$254,776	14.6%	$255,150	15.1%

	Contractual Delinquency by Product
	2Q 24		1Q 24		2Q 23
Large loans	$76,432	6.0%	$78,055	6.2%	$74,637	6.0%
Small loans	46,015	9.1%	45,804	9.3%	40,894	9.2%
Retail loans	289	14.0%	339	12.1%	809	12.8%
Total contractual delinquency	$122,736	6.9%	$124,198	7.1%	$116,340	6.9%

	Income Statement Quarterly Trend
	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$118,083	$125,018	$126,190	$128,818	$127,898	$(920)	$9,815
Insurance income, net	11,203	11,382	10,985	10,974	10,507	(467)	(696)
Other income	4,198	4,478	4,484	4,516	4,620	104	422
Total revenue	133,484	140,878	141,659	144,308	143,025	(1,283)	9,541
Expenses
Provision for credit losses	52,551	50,930	68,885	46,423	53,802	(7,379)	(1,251)
Personnel	36,419	39,832	42,024	37,820	37,097	723	(678)
Occupancy	6,158	6,315	6,268	6,375	6,149	226	9
Marketing	3,844	4,077	4,474	4,315	4,836	(521)	(992)
Other	10,475	11,880	12,030	11,938	12,054	(116)	(1,579)
Total general and administrative	56,896	62,104	64,796	60,448	60,136	312	(3,240)
Interest expense	16,224	16,947	17,510	17,504	17,865	(361)	(1,641)
Income before income taxes	7,813	10,897	(9,532)	19,933	11,222	(8,711)	3,409
Income taxes	1,790	2,077	(1,958)	4,728	2,777	1,951	(987)
Net income (loss)	$6,023	$8,820	$(7,574)	$15,205	$8,445	$(6,760)	$2,422
Net income (loss) per common share:
Basic	$0.64	$0.94	$(0.80)	$1.59	$0.88	$(0.71)	$0.24
Diluted	$0.63	$0.91	$(0.80)	$1.56	$0.86	$(0.70)	$0.23
Weighted-average shares outstanding:
Basic	9,399	9,429	9,437	9,569	9,613	(44)	(214)
Diluted	9,566	9,650	9,437	9,746	9,863	(117)	(297)

	Balance Sheet Quarterly Trend
	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,723,616	$1,765,340	$1,794,527	$1,756,748	$1,789,052	$32,304	$65,436
Net finance receivables	$1,688,937	$1,751,009	$1,771,410	$1,744,286	$1,773,743	$29,457	$84,806
Allowance for credit losses	$181,400	$184,900	$187,400	$187,100	$185,400	$(1,700)	$4,000
Debt	$1,344,855	$1,372,748	$1,399,814	$1,358,795	$1,378,449	$19,654	$33,594

	Other Key Metrics Quarterly Trend
	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	28.2%	29.0%	28.8%	29.3%	29.3%	—	1.1%
Efficiency ratio (1)	42.6%	44.1%	45.7%	41.9%	42.0%	0.1%	(0.6)%
Operating expense ratio (2)	13.6%	14.4%	14.8%	13.7%	13.8%	0.1%	0.2%
30+ contractual delinquency	6.9%	7.3%	6.9%	7.1%	6.9%	(0.2)%	—
Net credit loss ratio (3)	13.1%	11.0%	15.1%	10.6%	12.7%	2.1%	(0.4)%
Book value per share	$32.71	$33.61	$33.02	$34.10	$33.96	$(0.14)	$1.25

(1) General and administrative expenses as a percentage of total revenue.

(2) Annualized general and administrative expenses as a percentage of average net finance receivables.

(3) Annualized net credit losses as a percentage of average net finance receivables.

	Averages and Yields
	YTD 24		YTD 23
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Large loans	$1,259,611	26.1%	$1,219,464	26.0%
Small loans	491,262	37.6%	455,659	34.8%
Retail loans	2,887	16.1%	8,068	17.7%
Total interest and fee yield	$1,753,760	29.3%	$1,683,191	28.3%
Total revenue yield	$1,753,760	32.8%	$1,683,191	31.9%

	Components of Increase in Interest and Fee Income
	YTD 24 Compared to YTD 23
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$5,219	$407	$13	$5,639
Small loans	6,193	6,378	498	13,069
Retail loans	(459)	(64)	41	(482)
Product mix	(954)	1,175	(221)	—
Total increase in interest and fee income	$9,999	$7,896	$331	$18,226

	Loans Originated (1)
	YTD 24	YTD 23	YTD $ Inc (Dec)	YTD % Inc (Dec)
Large loans	$439,853	$443,085	$(3,232)	(0.7)%
Small loans	312,563	258,944	53,619	20.7%
Retail loans	—	146	(146)	(100.0)%
Total loans originated	$752,416	$702,175	$50,241	7.2%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	YTD 24	YTD 23
Net credit losses	$102,225	$97,619
Percentage of average net finance receivables (annualized)	11.7%	11.6%
Provision for credit losses	$100,225	$100,219
Percentage of average net finance receivables (annualized)	11.4%	11.9%
Percentage of total revenue	34.9%	37.3%
General and administrative expenses	$120,584	$116,219
Percentage of average net finance receivables (annualized)	13.8%	13.8%
Percentage of total revenue	42.0%	43.2%

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	2Q 24
Debt	$1,378,449
Total stockholders' equity	344,903
Less: Intangible assets	19,264
Tangible equity (non-GAAP)	$325,639
Funded debt-to-equity ratio	4.0	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.2	x